EXHIBIT 10.27b

LETTER AMENDMENT AND WAIVER

Dated as of January 11, 2007

To the banks, financial institutions

      and other institutional lenders

      (collectively, the “Lenders”)

      parties to the Credit Agreement

      referred to below and to Citicorp

      USA, Inc., as administrative agent,

      (the “Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Five Year Credit Agreement dated as of May 11, 2005, as amended by the Letter Amendment and Waiver dated as of November 21, 2006 (the “Credit Agreement”) among Jabil Circuit, Inc. (the “Company”), the Agent and the other parties thereto. Capitalized terms not otherwise defined in this Letter Amendment and Waiver (this “Letter Amendment”) have the same meanings as specified in the Credit Agreement.

1. Amendments to Credit Agreement. It is hereby agreed by you and us that the Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

(a) The definition of EBITDA in Section 1.01 is hereby amended in full to read as follows:

“EBITDA” means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) to the extent included in net income, non-cash, non-recurring charges, (f) to the extent included in net income, non-cash, recurring charges related to equity compensation and (g) to the extent included in net income, loss on sale of accounts receivable pursuant to any receivables securitization program of the Company or any of its Subsidiaries, in each case determined in accordance with GAAP for such period; provided, that for purposes of calculating EBITDA for the Company and its Subsidiaries for any period, the EBITDA of any Person (or assets or division of such Person) acquired by the Company or any of its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition occurred on the first day of such period).

(b) Section 5.03(a) is amended in full to read as follows:

(a) Debt to EBITDA Ratio. Maintain, as of the end of each fiscal quarter, a ratio of (i) Debt as of such date to (ii) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the period of four fiscal quarters ended on such date, of not greater than the ratio set forth below for such fiscal quarter:

Fiscal Quarter Ended	Ratio
February 28, 2007	4.00 to 1.0
May 31, 2007	3.75 to 1.0
August 31, 2007 and thereafter	3.50 to 1.0

(c) Section 5.03(b) is amended in full to read as follows:

(b) Interest Coverage Ratio. Maintain, as of the end of each fiscal quarter, a ratio of (i) Consolidated EBITDA of the Company and its Consolidated Subsidiaries for the period of four fiscal quarters then ended to (ii) interest payable on, and amortization of debt discount in respect of, all Debt and loss on sale of accounts receivable pursuant to any receivables securitization program of the Company or any of its Subsidiaries (collectively, “Interest Expense”) during such period by the Company and its Consolidated Subsidiaries, of not less than 3.0 to 1.0; provided, that for purposes of calculating Interest Expense for the Company and its Subsidiaries for any period, the Interest Expense of any Person (or assets or division of such Person) acquired by the Company or any of its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition occurred on the first day of such period).

2. Waivers. (a) We hereby request that you waive, subject to the provisions hereof, solely for the period commencing on the date hereof through the earlier of (x) May 3, 2007 and (y) the date that is 45 days after we receive a notice of default under the Indenture dated as of July 21, 2003 (the “Indenture”), between the Company and The Bank of New York, as Trustee, by registered or certified mail from the trustee or by the holders of 25% of the principal amount of the securities outstanding thereunder (the “Waiver Termination Date”), the requirements of Section 5.01(i)(i) and (ii) of the Credit Agreement.

(b) We hereby further request that you waive, subject to the provisions hereof, solely for the period commencing on December 14, 2006 through the Waiver Termination Date, (i) any Default under Section 6.01(d) of the Credit Agreement resulting from the failure of the Company to comply with Sections 7.4 (reporting requirements) and 10.11(1) (requirement to deliver an annual compliance certificate) of the Indenture, (ii) the requirements of Section 5.01(i)(iii) of the Credit Agreement as they relate to the giving of notice of the matters described herein and (iii) any Default under Section 6.01(d) of the Credit Agreement resulting from noncompliance with the requirements of any similar notice provisions of (x) the Bridge Credit Agreement dated as of December 21, 2006 among the Company, the lenders parties thereto and Citicorp North America, Inc, as administrative agent, (y) the Indenture and (z) the Receivables Purchase Agreement and the Receivables Sale Agreement, each dated as of February 25, 2004 among the Company and the other parties thereto.

(c) On the Waiver Termination Date, if the Company shall not have delivered the information required to be delivered pursuant to Section 5.01(i)(i) and (ii) of the Credit Agreement in respect of the fiscal year ended August 31, 2006 and fiscal quarters ended November 31, 2006 and February 28, 2007 (but only if then required to be delivered), respectively, the waiver contained herein shall terminate without any further action by the Agent and the Lenders, it shall be an Event of Default under Section 6.01(c) or (d) of the Credit Agreement, as applicable, and the Agent and the Lenders shall have all of the rights and remedies afforded to them under the Credit Agreement and the Notes with respect to any such Event of Default, as though no waiver had been granted by them hereunder.

3. Effectiveness, Etc. This Letter Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Amendment. This Letter Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022.

This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

JABIL CIRCUIT, INC.

By	/s/ Sergio Cadvid
Title:	Treasurer
Executed on January 11, 2007

Agreed as of the date first above written:

CITICORP USA, INC., as Agent and as a Lender

By	/s/ Julio Ojea-Quintana
Title:	Managing Director

Executed on January 11, 2007

JPMORGAN CHASE BANK, N.A.

By	/s/ Brian McDougal
Title:	Vice President

Executed on January 11, 2007

ABN AMRO BANK N.V.

By	/s/ Frances O’R. Logan
Title:	Managing Director

By	/s/ John Jankoush
Title:	Assistant Vice President

Executed on January 18, 2007

THE ROYAL BANK OF SCOTLAND PLC

By	/s/ Eddie Dec
Title:	Senior Vice President

Executed on January 18, 2007

SUNTRUST BANK

By	/s/ Andrew S. Lee
Title:	Vice President

Executed on January , 2007

BNP PARIBAS

By	/s/ William Davidson
Title:	Director

By	/s/ Todd Rodgers
Title:	Vice President

Executed on January 18, 2007

ROYAL BANK OF CANADA

By	/s/ Mark S. Gronich
Title:	Authorized Signatory

Executed on January 19, 2007

BANK OF AMERICA, N.A.

By	/s/ Sugeet Manchanda Madan
Title:	Senior Vice President

Executed on January 18, 2007

MIZUHO CORPORATE BANK, LTD.

By	/s/
Title:	Deputy General Manager

Executed on January 18, 2007

U.S. BANK, NATIONAL ASSOCIATION

By	/s/
Title:

Executed on January , 2007

COMERICA BANK

By	/s/ Gerald R. Finney, Jr.
Title:	Vice President

Executed on January 19, 2007

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse, acting through its Cayman Islands Branch)

By	/s/ Alan Dresner
Title:	Director

By	/s/ Laurence Lapeyre
Title:	Associate

Executed on January 19, 2007

UBS LOAN FINANCE LLC

By	/s/ Richard L. Tavrow
Title:	Director

By	/s/ Irja R. Otsa
Title:	Associate Director

Executed on January , 2007

HSBC BANK USA, N.A.

By	/s/ Deborah Allen
Title:	Senior Vice President

Executed on January 17, 2007

WELLS FARGO BANK, N.A.

By	/s/ Kevin Combs
Title:	Vice President

Executed on January 19, 2007

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ Leo E. Pagarigan
Title:	Joint General Manager

Executed on January 18, 2007